EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying annual report on Form 10-K of ASTRA VENTURES, INC. for the fiscal year ended February 28, 2013, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the annual report on Form 10-K of ASTRA VENTURES, INC. for the fiscal year ended February 28, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the annual report on Form 10-K for the fiscal year ended February 28, 2013, fairly presents, in all material respects, the financial condition and results of operations of ASTRA VENTURES, INC.

By:	/s/ Qinzhen Li
Name:	Qinzhen Li
Title:	Chief Financial Officer
Date	May 29, 2013